Exhibit 8.1

Linklaters LLP 1345 Avenue of the Americas 19th Floor New York, NY 10105 Telephone (1) 212 903 9000 Facsimile (1) 212 903 9100

The Directors
The Royal Bank of Scotland Group plc
RBS Gogarburn, PO Box 1000
Edinburgh EH12 1HQ
United Kingdom

The Directors RFS Holdings B.V. Strawinskylaan 3105 1077 ZX Amsterdam The Netherlands	September 4, 2007

Dear Ladies and Gentlemen:

Form F-4 Registration Statement for The Royal Bank of Scotland Group plc

We have acted as counsel to The Royal Bank of Scotland Group plc (the “Company”) in connection with the Registration Statement on Form F-4 (as amended through the date hereof, the “Registration Statement”) of the Company, relating to the proposed offer to acquire all the outstanding ordinary shares, nominal value of €0.56 per share, of ABN AMRO Holding N.V., as described in the Registration Statement.

We have assumed that all information described in the Registration Statement (including information, intentions, expectations and beliefs regarding the future activities of the Company, but not including statements regarding U.S. federal income tax law, which are the subject of this opinion) is, and will continue to be (and will prove to be), accurate and complete in all material respects. On the basis of our consideration of such matters of fact and law as we have deemed necessary or appropriate, we hereby confirm to you that our opinion is as set forth in the Registration Statement under the heading “Material U.S. Federal Tax Considerations,” subject to the assumptions and limitations set forth therein.

The opinion expressed above is specific to the transaction and documents referred to herein and is based upon the facts known to us. Our opinion should not be assumed to state general principles of law applicable to transactions of this kind.

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a multinational limited liability partnership registered in England and Wales with registered number OC326345 including solicitors of the Supreme Court of England and Wales, members of the New York Bar and foreign legal consultants in New York. It is regulated by the Law Society of England and Wales. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ, England or on www.linklaters.com.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

No opinion is expressed herein as to the United States federal income tax consequences of the transactions referenced herein except as expressly set forth above, nor as to any transaction not consummated in accordance with the terms of the documents reviewed by us. In addition, no opinion is expressed herein as to any United States state or local tax consequence, or any tax consequence under the laws of any foreign jurisdiction.

Our opinion is limited to the federal income tax laws of the United States and are based on that law, including judicial decisions and administrative guidance, as currently in effect, which law is subject to change, including change with retroactive effect.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you, or to make any further investigations, as to any legal developments or factual matters that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the Tender Offer Statement on Schedule TO filed by the Company, RFS Holdings B.V., Fortis N.V. and Fortis SA/NV, and Banco Santander, S.A. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Linklaters LLP

Linklaters LLP